UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023 (July 19, 2023)

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NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-22333	36-3687863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1319 Marquette Drive

Romeoville, Illinois 60446

(Address of Principal Executive Offices) (Zip Code)

(630) 771-6708

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2023, Mr. Mark E. Miller was appointed as a member of the Board of Directors (the “Board”) of Nanophase Technologies Corporation (the “Company”). The Board is pleased that Mr. Miller has agreed to join and believes his contribution will be beneficial to the Company’s shareholders and stakeholders. Mr. Miller has been appointed to the following committees of the Board: Nominating & Governance; Audit & Finance; and Compensation.

There is no arrangement or understanding between Mr. Miller and any other person pursuant to which he was appointed to serve on the Board. The Company is not aware of any transactions involving Mr. Miller that are reportable under Item 404(a) of Regulation S-K. Mr. Miller will receive the same compensation as other directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION

Date: July 20, 2023	By:	/s/ Jess Jankowski
Jess Jankowski
Chief Executive Officer